Exhibit 99.1

Eyenovia Announces Planned Chief Executive Officer Transition

CEO Dr. Sean Ianchulev will transition to non-executive Chairman of the Board

NEW YORK—June 7, 2022—Eyenovia, Inc. (NASDAQ: EYEN), an ophthalmic pharmaceutical technology company developing a pipeline of late-stage microdose array print (MAP™) therapeutics, today announced that Dr. Sean Ianchulev, co-founder, chief medical officer and chief executive officer, will step down as chief executive officer and transition to the role of non-executive Chairman of the Board. The definitive timeline for the transition will be determined over the next few weeks. The Company and its Board have retained an executive search firm to assist in identifying the Company’s next chief executive officer. Dr. Ianchulev will continue as a consulting medical director for Eyenovia after the transition in order to support the ongoing clinical development activities and trials.

Dr. Ianchulev is a successful entrepreneur, world famous ophthalmologist and innovator who founded Eyenovia in 2014. He has led the company from inception through its initial public offering to becoming one of the most innovative late-stage bio-pharmaceutical companies in the ophthalmic space with the first smart delivery platform for topical eye pharmaceuticals.

Dr. Ianchulev stated, “Eyenovia is ready for the next chapter as it matures towards a commercial stage company. With the upcoming milestones of re-filing the Mydcombi NDA and completing our second Phase III study for our Microline presbyopia program in clear sight, consistent with our previously disclosed timelines, I feel that now is the appropriate time to move into the non-executive chairman role and to focus my energy on ophthalmic innovation for the next wave of clinical therapies and technologies. I will always be an ‘Eyenovian’ and will continue to exert all my efforts to help the company achieve its full potential. I look forward to continuing to work with the Board and the new CEO, once he or she is identified, to bring the company’s innovative products to market.”

Kenneth Lee, Lead Director of Eyenovia, added, “On behalf of the Board, I would like to thank Sean for his tireless work as CEO on behalf of the Company and its shareholders. We have been fortunate to have had his thoughtful and conscientious leadership for many years, and we are delighted that he will be advising on our comprehensive search for the next Eyenovia CEO and remaining with us as non-executive Chairman.”

About Eyenovia, Inc.

Eyenovia, Inc. (NASDAQ: EYEN) is an ophthalmic pharmaceutical technology company developing a pipeline of microdose array print (MAPTM) therapeutics. Eyenovia is currently focused on the late-stage development of microdosed medications for mydriasis, presbyopia and myopia progression. For more information, visit Eyenovia.com.

The Eyenovia Corporate Information slide deck may be found at ir.eyenovia.com/events-and-presentations.

Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions, including estimated market opportunities for our product candidates and platform technology. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the costs, design, initiation and enrollment (which could still be adversely impacted by COVID-19 and resulting social distancing), timing, progress and results of such trials; the timing of, and our ability to submit applications for, obtaining and maintaining regulatory approvals for our product candidates; the potential impacts of COVID-19 on our supply chain; the potential advantages of our product candidates and platform technology; the rate and degree of market acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; reliance on third parties to develop and commercialize our product candidates; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our product candidates; intellectual property risks; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and our competitive position. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Eyenovia Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenovia.com

Eyenovia Investor Contact:

Eric Ribner

LifeSci Advisors, LLC

eric@lifesciadvisors.com

(646) 751-4363

Eyenovia Media Contact:

Eyenovia, Inc.

Norbert Lowe

Vice President, Commercial Operations

nlowe@eyenovia.com